Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Chief Financial Officer and Chief Accounting Officer of Washington Real Estate Investment Trust (“WashREIT”), each hereby certifies on the date hereof, that:

(a)
the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WashREIT.

DATE:	April 27, 2020	/s/ Paul T. McDermott
Paul T. McDermott
Chief Executive Officer

DATE:	April 27, 2020	/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer
(Principal Financial Officer)

DATE:	April 27, 2020	/s/ W. Drew Hammond
W. Drew Hammond
Chief Accounting Officer
(Principal Accounting Officer)